UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2006
COMPASS DIVERSIFIED TRUST
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-130326 (Commission File Number)	57-6218917 (I.R.S. Employer Identification No.)
COMPASS GROUP DIVERSIFIED HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-130326-01 (Commission File Number)	20-3812051 (I.R.S. Employer Identification No.)
Sixty One Wilton Road
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
The information set forth in Item 2.01 of this Form 8-K is hereby incorporated herein by reference with respect to the acquisition of controlling interest by Compass Group Diversified Holdings LLC (the “Company”) in CBS Personnel Holdings, Inc., Crosman Acquisition Corporation, Compass AC Holdings, Inc. and Silvue Technologies Group, Inc. (together the “Initial Businesses”) by means of entering into a Stock Purchase Agreement, dated as of May 16, 2006 (the “Stock Purchase Agreement”), by and among the Company, Compass Group Investments, Inc., Compass CS Partners, L.P., Compass CS II Partners, L.P., Compass Crosman Partners, L.P., Compass Advanced Partners, L.P. and Compass Silvue Partners, LP.
The information set forth in Item 2.03 of this Form 8-K is hereby incorporated herein by reference with respect to the Financing Agreement, dated as of May 16, 2006 (the “Financing Agreement”), by and among Compass Group Diversified Holdings LLC, the lenders from time to time party thereto, Ableco Finance LLC, Collateral Agent, and Ableco Finance LLC, as administrative agent.
Item 2.01 Completion of Acquisition or Disposition of Assets
On May 16, 2006, the Company acquired controlling interests in the following four businesses pursuant to the Stock Purchase Agreement (the “Acquisitions”):
•	approximately 97.6% of CBS Personnel Holdings, Inc. (“CBS Personnel”) on a primary basis, without giving effect to conversion of any convertible securities, and approximately 94.4% on a fully diluted basis, after giving effect to the exercise of vested and in the money options and vested non-contingent warrants (as applicable);

•	approximately 75.4% of Crosman Acquisition Corporation (“Crosman”) on a primary and fully diluted basis;

•	approximately 70.2% of Compass AC Holdings, Inc. (“Advanced Circuits”) on a primary and fully diluted basis; and

•	approximately 73.0% of Silvue Technologies Group, Inc. (“Silvue”) on a primary and fully diluted basis, after giving effect to the conversion of preferred stock of Silvue the Company acquired.

The Company acquired these controlling interests from various wholly owned subsidiaries of Compass Group Investment, Inc. (“CGI”) and certain other minority shareholders. The remaining equity interests in each of the Initial Businesses will be held by the respective senior management teams of each of the Initial Businesses, as well as certain other minority shareholders.
The Company paid an aggregate of approximately $140.8 million for the purchase of the above controlling interests in the following manner:
•	approximately $54.6 million for controlling interest in CBS Personnel;

•	approximately $26.9 million for controlling interest in Crosman;

•	approximately $35.3 million for controlling interest in Advanced Circuits; and

•	approximately $24.0 million for controlling interest in Silvue.
The acquisition of these controlling interests was funded with (i) the net proceeds from the initial public offering of 13.5 million shares (the “Shares”) of Compass Diversified Trust (the “Trust”), with each Share representing an undivided beneficial interest in the Trust property, (ii) the proceeds from separate private placement transactions with respect to the sale of 6 million Shares, as discussed in Item 3.02, and (iii) a borrowing under the Financing Agreement, as discussed in Item 2.03. A portion of the proceeds discussed in the preceding sentence were also used to make loans to each of the Initial Businesses, which loans were used to repay outstanding indebtedness, make certain redemptions of securities and provide capitalization. CGI realized a gain of approximately $75.8 million on the sale of its interests in the above businesses. With respect to financial statements and pro forma financials in connection with the acquisitions, please see section 9.01 hereto.
At the close of the acquisition, the Company’s board of directors engaged Compass Group Management LLC (the “Manager”) to externally manage the day-to-day operations and affairs of the Company, oversee the management and operations of the Initial Businesses and to perform those services customarily performed by executive officers of a public company.

The foregoing discussion of the Acquisitions and the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Company’s and Trust’s prospectus, dated May 10, 2006 (the “Prospectus”), which was filed on May 11, 2006 and is included in the Registration Statement on Form S-1 (Nos. 333-130326; 333-130326-01) of the Company and the Trust (the “Registration Statement”), and the Stock Purchase Agreement filed as exhibit 2.1 thereto. The information set forth in the Prospectus relating to the Acquisitions and the Stock Purchase Agreement is hereby incorporated by reference herein, and the foregoing discussion is qualified in its entirety by reference to such discussion in the Prospectus.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On May 16, 2006, the Company entered into the Financing Agreement, which is a $225.0 million secured credit facility with Ableco Finance LLC, as collateral and administrative agent. Specifically, the Financing Agreement provides for a $60.0 million revolving line of credit commitment, a $50.0 million term loan and a $115.0 million delayed draw term loan commitment. Outstanding indebtedness under the Financing Agreement will mature on May 16, 2011. The Company intends to use the Financing Agreement to provide for its working capital needs, the working capital needs of its Initial Businesses and to pursue acquisitions of additional businesses.
Indebtedness under the Financing Agreement bears interest at rates equal to the London Interbank Offer Rate, or LIBOR, plus a spread ranging from 4.25% to 5.50%, depending on the Company’s leverage ratio (as defined in the Financing Agreement) at the time of borrowing. The interest rate will increase by 2.0% above the highest applicable rate during any period when an event of default under the Financing Agreement has occurred and is continuing. In addition, the Company will pay commitment fees ranging between 1.0% and 1.5% per annum on the unused portion of the $60.0 million revolving line of credit and a rate ranging between 1.0% and 2.0% on the unused portion of the $115.0 million delayed draw term loan, which rates will adjust downwards as such loans are drawn. The Company will pay letter of credit override fees at a rate ranging between 1.0% and 1.5% of the aggregate amount of letters of credit outstanding at any business, which rate will adjust downward based on the amount drawn on the revolving line of credit.

On May 16, 2006, the Company borrowed the full amount available under the $50 million term loan in connection with its acquisition of controlling interests in the four Initial Businesses. The Company may borrow under the delayed draw term loan at any time, subject to the satisfaction of certain conditions, from May 16, 2006 until May 16, 2009.
The Financing Agreement is secured by a first priority lien on all the assets of the Company, including, but not limited to, the capital stock of the Initial Businesses, cash and other assets. The Financing Agreement also requires that the loan agreements between the company and its businesses be secured by a first priority lien on the assets of the businesses subject to the letters of credit issued by third party lenders on behalf of such Initial Businesses.
The Company is subject to certain affirmative and restrictive covenants arising under the Financing Agreement, including, among other customary covenants that require the Company:
•	to maintain minimum levels of cash flow and coverage of fixed charges;

•	to leverage new businesses it acquires to a minimum specified level at the time of acquisition;

•	to keep the total debt to cash flow at or below a ratio of 3 to 1; and
In addition, the Company is only permitted to make acquisitions that satisfy certain specified minimum criteria. A breach of any of these covenants will be an event of default under the Financing Agreement, among other customary events of default. Upon the occurrence of an event of default, the lender will have the right to accelerate the maturity of any indebtedness outstanding under the Financing Agreement, the Company may be prohibited from making any distributions to its shareholders and will be subject to additional restrictions, prohibitions and limitations.
The Company has the ability to voluntarily prepay up to approximately $50 million of the Financing Agreement without penalty provided that the Company does not elect to terminate the commitments under the Financing Agreement in connection with such prepayment. If any amount in excess of $50 million is voluntarily prepaid or if the Company elects to terminate the commitments under the Financing Agreement, the Company is required to pay a premium ranging from 4% if the prepayment occurs on or prior to the first anniversary of the closing of the Financing Agreement, which premium decreases to 2% after the first anniversary and on or prior to the second anniversary and 1% after the second anniversary and on or prior to third anniversary thereof. After the third anniversary of the closing of the Financing Agreement, there will be no prepayment penalty.

The Company incurred approximately $6.4 million in fees and costs for the arranging of the Financing Agreement, which was paid to the arranger of the Financing Agreement, Ableco Finance LLC.
The foregoing discussion of the Financing Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms and provisions of the Financing Agreement, which is attached hereto as Exhibit 10.25.
Item 3.02 Unregistered Sales of Equity Securities
On May 16, 2006, the Company completed the sale of 5,733,333 Shares to CGI Diversified Holdings, LP (“CGI DH”), a wholly owned subsidiary of CGI, for consideration of $85,999,995 pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The sale of Shares was made pursuant to a Share Purchase Agreement, dated as of May 10, 2006, by and among the Company, the Trust and CGI DH, which agreement was filed as Exhibit 10.6 to the Registration Statement.
On May 16, 2006, the Company completed the sale of 266,667 Shares to Pharos I LLC (“Pharos”), an entity owned by the employees of the Company’s manager and controlled by I. Joseph Massoud, the Company’s chief executive officer, for consideration of $4,000,005 pursuant to an exemption from registration under Section 4(2) of the Securities Act. The sale of Shares was made pursuant to a Share Purchase Agreement, dated as of May 10, 2006, by and among the Company, the Trust and Pharos, which agreement was filed as Exhibit 10.7 to the Registration Statement.
Item 9.01 Financial Statements and Exhibits
Financial Statements
The financial statements and pro forma financial information required by Item 9.01(a) and (b), respectively, with respect to the businesses acquired by the Company is hereby incorporated by reference to the financial statements and pro forma financial information included in the Prospectus.
Exhibits
The following exhibit is filed with this Form 8-K:

10.25	Financing Agreement, dated as of May 16, 2006, by and among Compass Group Diversified Holdings LLC, the lenders from time to time party thereto, Ableco Finance LLC, as collateral agent and Ableco Finance LLC, as administrative agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2006	COMPASS DIVERSIFIED TRUST

	By:	COMPASS GROUP DIVERSIFIED HOLDINGS LLC, as Sponsor of the Trust

	By:	/s/ I. Joseph Massoud

I. Joseph Massoud
Chief Executive Officer

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2006	COMPASS GROUP DIVERSIFIED HOLDINGS LLC
	By:	/s/ I. Joseph Massoud
I. Joseph Massoud
Chief Executive Officer